AWARD NOTIFICATION

Name:           Derek E. Dewan

Position:       President, Chairman, and Chief Executive Officer


This document serves as notification of your base salary and performance goals effective January 1, 1999.

Base Salary:

* $500,000

Annual Incentive Award Opportunities:

* Threshold - 50%
* Target - 100%
* Maximum - 125%

Annual Incentive Financial Performance Criteria, Objectives  and Weightings:
(actual performance achievement between threshold, target, and maximum levels will be interpolated)

* Corporate Top Line Growth (weighted 50% of award):
* Threshold - 15%
* Target - 21%
* Maximum - 27%

* Corporate EBIT Growth (weighted 50% of award):
* Threshold - 12%
* Target - 17%
* Maximum - 22%